================================================================================



Exhibit 16.1



June 20, 2007


Securities and Exchange Commission
Mail Stop 0510
100 F. Street, Northeast
Washington D.C.  20549-0510

RE:     Speaking Roses International, Inc.
        File Ref. No. 0-22515


Dear Sir/Madam:


         This is to  notify  you  that  on June  20,  2007,  the  client-auditor
relationship  between  Speaking  Roses   International,   Inc.  and  Tanner  LC,
independent registered public accounting firm, has ceased.

Sincerely,


/s/Tanner LC


Tanner LC


cc:     Mr. Alan K. Farrell
        Chief Executive Officer
        Speaking Roses International, Inc.
        404 Ironwood Drive
        Salt Lake City, Utah  84115



--------------------------------------------------------------------------------